BlackRock Liquidity Funds:
MuniCash


File Number:


CIK Number:

For the Period Ended:
10/31/2007


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period May 1, 2007 through October 31, 2007.





                         SALES (IN THOUSANDS)
TRANSACTION    FACE       SECURITY                           DUE
DATE         AMOUNT      DESCRIPTION            RATE         DATE

05/31/07    $24,495     OREGON ST HSG SVCS    3.87       04/01/46
                        PT 2879